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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of New Era of Networks, Inc. on Form S-3 of our report dated January 26, 1999, appearing in the Annual Report on Form 10-K for the year ended December 31, 1998 of New Era of Networks, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.




                                        /s/ ARTHUR ANDERSEN LLP



Denver, Colorado
August 17, 1999